As filed with the Securities and Exchange Commission on December 22, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Virtus Investment Partners, Inc.

(Exact name of registrant as specified in its charter)

Delaware	95-4191764
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

100 Pearl Street, 9th Floor

Hartford, CT 06103

(800) 248-7971

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael A. Angerthal

Executive Vice President and Chief Financial Officer

Virtus Investment Partners, Inc.

100 Pearl Street, 9th Floor

Hartford, CT 06103

(800) 248-7971

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

David Boston, Esq. Danielle Scalzo, Esq. Willkie Farr & Gallagher LLP 787 Seventh Avenue New York, NY 10019 (212) 728-8000	Mark S. Flynn Executive Vice President and General Counsel Virtus Investment Partners, Inc. 100 Pearl Street, 9th Floor Hartford, CT 06103 (800) 248-7971

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

From time to time after this registration statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered (1)	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Unit (1)(2)	Proposed Maximum Aggregate Offering Price (1)(2)	Amount of Registration Fee (3)
Common Stock, par value $0.01 per share
Preferred Stock, par value $0.01 per share
Depositary Shares (4)
Warrants
Stock Purchase Contracts and Stock Purchase Units
Debt Securities
Total			$500,000,000	$57,950

(1)	Includes an unspecified number of securities of each identified class as may be issuable upon conversion, redemption, repurchase, exchange or exercise of any of the securities registered hereunder. Separate consideration may not be received for securities that are issuable on conversion, redemption, repurchase, exchange or exercise of other securities. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock and preferred stock as may be issuable with respect to the securities being registered hereunder as a result of stock splits, stock dividends or similar transactions.
(2)	The amount to be registered, the proposed maximum aggregate offering price per unit and the proposed maximum aggregate offering price are not specified as to the securities of each identified class to be registered pursuant to Form S-3 General Instruction II.D under the Securities Act. The aggregate maximum offering price of all securities issued by the Registrant pursuant to this registration statement shall not exceed $500,000,000. The proposed maximum aggregate offering price is estimated solely for the purpose of computing the registration fee pursuant to Rule 457(o) under the Securities Act.
(3)	The registration fee for the unallocated securities registered hereby has been calculated in accordance with Rule 457(o) under the Securities Act and reflects the maximum offering price of securities that may be issued rather than the principal amount of any securities that may be issued at a discount.
(4)	Each Depositary Share will be issued under a deposit agreement, which will represent an interest in a fractional share or multiple shares of Preferred Stock and will be evidenced by a depositary receipt. No separate consideration will be offered for Depositary Shares.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated December 22, 2016

PROSPECTUS

$500,000,000

Common Stock, Preferred Stock, Depositary Shares, Warrants, Stock Purchase Contracts and Stock Purchase Units and Debt Securities

Offered by

Virtus Investment Partners, Inc.

We may from time to time offer, in one or more series or classes, separately or together, and in amounts, at prices and on terms to be set forth in one or more supplements to this prospectus, the following securities for an aggregate offering price of $500,000,000:

•	shares of common stock, par value $0.01 per share;

•	shares of preferred stock, par value $0.01 per share;

•	depositary shares;

•	warrants to purchase shares of common stock or preferred stock;

•	stock purchase contracts and stock purchase units;

•	debt securities; or

•	any combination of these securities.

We refer to the common stock, preferred stock, depositary shares, warrants, stock purchase contracts and stock purchase units and debt securities collectively as the “securities” in this prospectus. We may offer and sell these securities in amounts, at initial prices and on terms determined at the time of the offering.

This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be set forth in the applicable prospectus supplement, if any. An applicable prospectus supplement may also contain information, where applicable, about certain U.S. federal income tax considerations relating to, and any listing on a securities exchange of, the securities covered by such prospectus supplement. It is important that you read both this prospectus and any applicable prospectus supplement before you invest in the securities.

Investing in our securities involves risks. You should read carefully the information contained in this prospectus under the heading “Risk Factors” beginning on page 5 of this prospectus and the risk factors described in our Securities and Exchange Commission filings, including “Item 1A – Risk Factors” in our most recent Annual Report on Form 10-K for the year ended December 31, 2015 and in our subsequent Quarterly Reports on Form 10-Q, before investing in our securities. We may also include additional risk factors in an applicable prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus or any accompanying prospectus supplement. Any representation to the contrary is a criminal offense.

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods, on a continuous or delayed basis. An applicable prospectus supplement may describe the terms of the plan of distribution, set forth the names of any agents, dealers or underwriters involved in the sale of the securities, and set forth any applicable commissions or discounts. See “Plan of Distribution” beginning on page 30 for more information on this topic. Our net proceeds, if applicable, from the sale of these securities may also be set forth in a prospectus supplement, if any.

Our common stock is traded on the NASDAQ Global Market under the trading symbol “VRTS.” On December 21, 2016, the closing sale price of our common stock was $122.55 per share.

Our principal executive offices are located at 100 Pearl Street, 9th Floor, Hartford, CT 06103, and our telephone number is (800) 248-7971.

The date of this prospectus is                                 , 2016.

You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not authorized anyone to provide you with different or additional information. If anyone provides you with different or additional information, you should not rely on it. We are not making an offer to sell, nor soliciting an offer to buy, these securities in any jurisdiction where the offer or sale is not permitted. The information appearing in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein or therein is accurate only as of their respective dates or on other dates which are specified in those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

ABOUT THIS PROSPECTUS

This prospectus is part of a shelf registration statement that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process for the delayed offering and sale of securities pursuant to Rule 415 under the Securities Act of 1933, as amended, or the Securities Act. Under the shelf registration process, we may, from time to time, sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we may provide a prospectus supplement containing specific information about the terms of the securities being offered and the specific manner in which they will be offered. Any prospectus supplement, which we may provide each time securities are offered, may provide the names of any underwriters, dealers or agents involved in the sale of the securities, and any applicable fee, commission, or discount arrangements with them. Such prospectus supplement may also add, update or change information contained in this prospectus.

This prospectus and any accompanying prospectus supplement do not contain all of the information included in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form S-3 of which this prospectus is a part, including its exhibits. Statements contained in this prospectus and any accompanying prospectus supplement about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC’s rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of these matters.

You should read this prospectus together with any additional information you may need to make your investment decision. You should also read and carefully consider the information in the documents we have referred you to in “Documents Incorporated by Reference” and “Where You Can Find More Information” below. Information incorporated by reference after the date of this prospectus may add, update or change information contained in this prospectus. Any information in such subsequent filings that is inconsistent with this prospectus will supersede the information in this prospectus or any earlier prospectus supplement.

As used in this prospectus and in the documents incorporated by reference herein, unless the context otherwise requires, the terms “we,” “us,” “our,” the “Company,” the “Registrant” and “Virtus” refer to all entities owned or controlled by Virtus Investment Partners, Inc.

INFORMATION ABOUT VIRTUS INVESTMENT PARTNERS, INC.

Overview

We are a provider of investment management and related services to individuals and institutions. We use a multi-manager, multi-style approach, offering investment strategies from affiliated managers and select unaffiliated subadvisers, each having its own distinct investment style, autonomous investment process and individual brand. By offering a broad array of products, we believe we can appeal to a greater number of investors, which allows us to have opportunities across market cycles and through changes in investor preferences.

We provide our products in a number of forms and through multiple distribution channels. Our retail products include open-end mutual funds, closed-end funds, exchange traded funds, variable insurance funds, Undertakings for Collective Investments in Transferable Securities and separately managed accounts. Our open-end mutual funds and exchange traded funds are distributed through financial intermediaries. Our closed-end funds trade on the New York Stock Exchange, and our exchange traded funds are traded on either the New York Stock Exchange or NASDAQ. Our variable insurance funds are available as investment options in variable annuities and life insurance products distributed by life insurance companies. Separately managed accounts are comprised of intermediary programs, sponsored and distributed by unaffiliated brokerage firms and private client accounts which are offered to the high net-worth clients of one of our affiliated managers. We also manage institutional accounts for corporations, multi-employer retirement funds, public employee retirement systems, foundations, endowments and as a subadviser to unaffiliated mutual funds. Our earnings are primarily driven by asset-based fees charged for services relating to these products including investment management, fund administration, distribution and shareholder services. These fees are based on a percentage of assets under management and are calculated using daily or weekly average assets, quarter-end assets or average month-end assets.

Corporate Information

Virtus Investment Partners, Inc. was incorporated under the laws of the State of Delaware on October 1, 2008. We commenced operations on November 1, 1995 through a reverse merger with Duff & Phelps Corporation. We were a majority-owned subsidiary of The Phoenix Companies, Inc., or PNX, from 1995 to 2001 and a wholly-owned subsidiary of PNX from 2001 until 2008. On December 31, 2008, PNX distributed 100% of Virtus common stock to PNX stockholders in a spin-off transaction.

Our principal offices are located at 100 Pearl Street, 9th Floor, Hartford, CT 06103 and our telephone number is (800) 248-7971. We maintain a website at www.virtus.com. Information contained on our website is not, and should not be interpreted to be, incorporated by reference into this prospectus or used in connection with this offering. Our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and current reports on Form 8-K and all amendments to such reports are made available free of charge through the Investor Relations section of our website as soon as reasonably practicable after such materials have been electronically filed with, or furnished to, the SEC.

Recent Developments

On December 16, 2016, the Company entered into a merger agreement to acquire RidgeWorth Holdings LLC, a Delaware limited liability company. Under the merger agreement, a wholly owned subsidiary of the Company will (subject to the satisfaction or waiver of the closing conditions in the merger agreement) merge with and into RidgeWorth with RidgeWorth continuing as the surviving company and a wholly owned subsidiary of the Company. We refer to this acquisition as the “RidgeWorth Acquisition” and to RidgeWorth Holdings LLC as “RidgeWorth.”

The purchase price for the Company’s acquisition of RidgeWorth equals (x) $472,000,000, plus (y) the fair market value of certain of RidgeWorth’s investments at the effective time of the RidgeWorth Acquisition, with the final purchase price subject to adjustments for working capital and client consents. The RidgeWorth Acquisition is expected to be financed using a combination of existing balance sheet resources, debt and equity and/or equity-linked securities. In connection with the transaction, Barclays Bank PLC and Morgan Stanley Senior Funding, Inc. have committed to arrange and provide the Company with a senior secured credit facility composed of (i) a term loan facility of up to $475 million, and (ii) a revolving credit facility of up to $100 million. If the Company sells equity securities or equity-linked securities prior to the Closing, the amount of the term loan would be reduced by the lesser of the net cash proceeds from the offering and $275 million.

The closing of the RidgeWorth Acquisition is subject to (1) the receipt of client consents required by the merger agreement representing revenues that are not less than 77.5% of the baseline revenue amount, (2) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or the Hart-Scott-Rodino Act (3) the absence of any material adverse effect (as defined in the merger agreement) on the business of RidgeWorth and its subsidiaries and (4) other customary closing conditions. The RidgeWorth Acquisition is expected to close in mid-2017, subject to the satisfaction or waiver of such conditions; however, there can be no assurance that the RidgeWorth Acquisition will close, or if it does, when the closing will occur. See “Risk Factors – Risks Relating to the RidgeWorth Acquisition.”

The merger agreement contains customary termination rights for the Company and RidgeWorth, including in the event the RidgeWorth Acquisition is not consummated on or before July 16, 2017 (subject to extension to September 16, 2017 in certain specified circumstances). The merger agreement also contains customary representations, warranties, covenants and indemnification and escrow provisions.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents that are incorporated by reference herein contain statements that are, or may be considered to be, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. All statements that are not historical facts, including statements about our beliefs or expectations, are forward-looking statements. These statements may be identified by such forward-looking terminology as “expect,” “estimate,” “intent,” “plan,” “intend,” “believe,” “anticipate,” “may,” “will,” “should,” “could,” “continue,” “project,” “opportunity,” “predict,” “would,” “potential,” “future,” “forecast,” “guarantee,” “assume,” “likely,” “target” or similar statements or variations of such terms.

Our forward-looking statements are based on a series of expectations, assumptions and projections about us and the markets in which we operate, are not guarantees of future results or performance and involve substantial risks and uncertainty, including assumptions and projections concerning our assets under management, net cash inflows and outflows, operating cash flows, business plans and credit facilities, for all future periods. All of our forward-looking statements contained in this prospectus and the documents that are incorporated by reference herein are as of the date of this prospectus or the date of the documents that are incorporated by reference herein only.

We can give no assurance that such expectations or forward-looking statements will prove to be correct. Actual results may differ materially. We do not undertake or plan to update or revise any such forward-looking statements to reflect actual results, changes in plans, assumptions, estimates or projections, or other circumstances occurring after the date of this prospectus, even if such results, changes or circumstances make it clear that any forward-looking information will not be realized. If there are any future public statements or disclosures by us which modify or impact any of the forward-looking statements contained in or accompanying this prospectus, such statements or disclosures will be deemed to modify or supersede such statements in this prospectus.

Our business and our forward-looking statements involve substantial known and unknown risks and uncertainties, including those discussed under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Reports on Form 10-K and our Quarterly Reports on Form 10-Q. Any occurrence of, or any material adverse change in, one or more risk factors or risks and uncertainties referred to in this prospectus or included in our other periodic reports filed with the SEC could materially and adversely affect our operations, financial results, cash flows, prospects and liquidity. See “Where You Can Find More Information” below. You are urged to carefully consider all such factors.

RISK FACTORS

Investment in our securities involves a high degree of risk. You should carefully consider the following risks and the risks described in the section “Risk Factors” contained in our most recent Annual Report on Form 10-K, which is on file with the SEC and incorporated by reference herein, and any updates to those Risk Factors in our subsequent Quarterly Reports on Form 10-Q, or any applicable prospectus supplement or other offering material, in addition to the other information contained in this prospectus, before purchasing any of our securities. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business operations. Any of these risks described could materially adversely affect our business, financial condition, results of operations, or ability to make distributions to our stockholders. In such case, you could lose all or a portion of your original investment.

Risks Related to the RidgeWorth Acquisition

The RidgeWorth Acquisition is subject to conditions, including certain conditions that may not be satisfied, and it may not be completed on a timely basis, or at all. Failure to complete the RidgeWorth Acquisition could have material and adverse effects on the Company.

On December 16, 2016, the Company entered into a merger agreement in connection with the RidgeWorth Acquisition. The completion of the RidgeWorth Acquisition is subject to a number of conditions, including the receipt of a specified level of required consents from RidgeWorth clients and anti-trust clearance under the Hart-Scott-Rodino Act, which make both the completion and the timing of completion of the RidgeWorth Acquisition uncertain. Also, either RidgeWorth or the Company may terminate the merger agreement if the RidgeWorth Acquisition has not been completed by the termination date (subject to extension under certain circumstances), unless the failure of the RidgeWorth Acquisition to be completed has resulted from the failure of the party seeking to terminate the merger agreement to perform its obligations.

If the RidgeWorth Acquisition is not completed on a timely basis, or at all, the Company’s ongoing business may be adversely affected. Additionally, in the event the RidgeWorth Acquisition is not completed, the Company will be subject to a number of risks without realizing any of the benefits of having completed the RidgeWorth Acquisition, including the following:

•	the Company will be required to pay its costs relating to the RidgeWorth Acquisition, such as legal, accounting and financial advisory fees, whether or not the RidgeWorth Acquisition is completed;

•	time and resources committed by the Company’s management to matters relating to the RidgeWorth Acquisition could otherwise have been devoted to pursuing other beneficial opportunities; and

•	the market price of the Company’s securities could decline to the extent that the current market price reflects a market assumption that the RidgeWorth Acquisition will be completed, or to the extent that the RidgeWorth Acquisition is fundamental to the Company’s business strategy.

Uncertainty regarding the completion of the RidgeWorth Acquisition may cause RidgeWorth clients to withdraw assets under management or to decline to place additional assets under management, and may cause potential RidgeWorth clients to delay or defer decisions concerning RidgeWorth and may adversely affect RidgeWorth’s ability to attract and retain key employees.

The RidgeWorth Acquisition will happen only if stated conditions are met, including, among others, the receipt of a specified level of required consents from RidgeWorth clients and anti-trust clearance under the Hart-Scott-Rodino Act. Many of the conditions are beyond the control of the Company. In addition, both RidgeWorth and the Company have rights to terminate the merger agreement under various circumstances. As a result, there may be uncertainty regarding the completion of the RidgeWorth Acquisition. This uncertainty, along with potential RidgeWorth client uncertainty regarding how the RidgeWorth Acquisition could affect the services offered by

RidgeWorth, may cause RidgeWorth clients to withdraw assets under management or to decline to place additional assets under management, and may cause potential RidgeWorth clients to delay or defer decisions concerning entering into a relationship with RidgeWorth, which could negatively impact revenues and earnings of RidgeWorth. Similarly, uncertainty regarding the completion of the RidgeWorth Acquisition may foster uncertainty among RidgeWorth employees about their future roles. This may adversely affect the ability of RidgeWorth to attract and retain key management, portfolio management, sales, marketing, and trading personnel, which could have an adverse effect on RidgeWorth’s ability to generate revenues at anticipated levels prior or subsequent to the consummation of the RidgeWorth Acquisition.

Although the Company expects that the RidgeWorth Acquisition will result in benefits to the Company, the Company may not realize those benefits because of integration difficulties and other challenges.

The success of the RidgeWorth Acquisition will depend in large part on the success of integrating the personnel, operations, strategies and technologies of the two companies following the completion of the acquisition. The Company may fail to realize some or all of the anticipated benefits of the RidgeWorth Acquisition if the integration process takes longer than expected or is more costly than expected. The failure of the Company to meet the challenges involved in successfully integrating the operations of RidgeWorth or to otherwise realize any of the anticipated benefits of the RidgeWorth Acquisition could impair the operations of the Company. In addition, the Company anticipates that the overall integration of RidgeWorth will be a time-consuming and expensive process that, without proper planning and effective and timely implementation, could significantly disrupt the Company’s business.

Potential difficulties the combined business may encounter in the integration process include the following:

•	the integration of personnel, operations, strategies, technologies and support services;

•	the disruption of ongoing businesses and distraction of their respective personnel from ongoing business concerns;

•	the retention of the existing clients and the retention or transition of RidgeWorth vendors;

•	the retention of key intermediary distribution relationships;

•	the integration of corporate cultures and maintenance of employee morale;

•	the retention of key employees;

•	the creation of uniform standards, controls, procedures, policies and information systems;

•	the reduction of the costs associated with the combined company’s operations;

•	the consolidation and rationalization of information technology platforms and administrative infrastructures; and

•	potential unknown liabilities associated with the RidgeWorth Acquisition.

The anticipated benefits and synergies include the elimination of duplicative personnel, realization of efficiencies in consolidating duplicative corporate and business support functions. However, these anticipated benefits and synergies assume a successful integration and are based on projections, which are inherently uncertain, and other assumptions. Even if integration is successful, anticipated benefits and synergies may not be achieved.

The unaudited pro forma financial data for the Company incorporated into this document is preliminary, and the Company’s actual financial position and operations after the RidgeWorth Acquisition may differ materially from the unaudited pro forma financial data incorporated into this prospectus.

The unaudited pro forma consolidated financial statements incorporated into this document are presented for illustrative purposes only and are not necessarily indicative of what the Company’s actual financial position or results of operations would have been had the RidgeWorth Acquisition been completed on the dates indicated. The Company’s actual results and financial position after the RidgeWorth Acquisition may differ materially and adversely from the unaudited pro forma financial data incorporated into this prospectus. For more information regarding unaudited pro forma consolidated financial statements, see the Company’s Current Report on Form 8-K filed with the SEC on December 22, 2016, which is incorporated by reference herein.

The market price of the Company’s securities may decline in the future as a result of the RidgeWorth Acquisition or other factors.

The market price of the Company’s securities may decline in the future as a result of the RidgeWorth Acquisition for a number of reasons, including:

•	the unsuccessful integration of RidgeWorth and the Company;

•	the failure of the Company to achieve the perceived benefits of the RidgeWorth Acquisition, including financial results, as rapidly as or to the extent anticipated by the Company or financial or industry analysts;

•	decreases in the Company’s revenue or assets under management before or after the closing of the RidgeWorth Acquisition; or

•	general market or economic conditions unrelated to the Company’s performance.

These factors are, to some extent, beyond the control of the Company.

USE OF PROCEEDS

Except as described in any applicable prospectus supplement, we currently intend to use the net proceeds from the sale of securities for general corporate purposes, which may include working capital, capital expenditures, repurchases and redemptions of our securities, repayment or refinancing of indebtedness or the acquisition of complementary businesses which further our corporate strategy. We will have significant discretion in the use of any net proceeds. Investors will be relying on the judgment of our management regarding the application of the proceeds of any sale of the securities. We may invest the net proceeds temporarily until we use them for their stated purpose.

The actual amount of net proceeds we spend on a particular use will depend on many factors, including our future revenue growth, if any, our future capital expenditures and the amount of cash required by our operations. Many of these factors are beyond our control. Therefore, we will retain broad discretion in the use of the net proceeds.

DESCRIPTION OF COMMON STOCK

The following description of the terms of our common stock is only a summary. This description is subject to, and qualified in its entirety by reference to, our Certificate of Incorporation and Bylaws, each of which has previously been filed with the SEC and which we incorporate by reference as exhibits to the registration statement of which this prospectus is a part, and the General Corporation Law of the State of Delaware, or the DGCL.

Authorized Shares

We are authorized to issue up to 1,000,000,000 shares of common stock. As of December 21, 2016, 5,888,773 shares of our common stock were issued and outstanding and were held by approximately 58,025 holders of record.

Dividends

Subject to the conditions discussed below, the owners of our common stock may receive dividends when declared by our board of directors, or the Board, from funds legally available for the payment of dividends. All decisions regarding the declaration and payment of dividends will be evaluated from time to time in light of our financial condition, earnings, growth prospects, other uses of cash, funding requirements, applicable law and other factors our Board deems relevant.

Voting Rights

Each share of common stock is entitled to one vote in the election of directors and all other matters submitted to a stockholder vote. In general, all matters submitted to a meeting of stockholders, other than as otherwise required by law, our Certificate of Incorporation, the Bylaws or the rules or regulations of any stock exchange on which our stock is traded, shall be decided by vote of a majority of the shares of the common stock represented in person or by proxy at any meeting at which a quorum is present and entitled to vote on the matter. Directors subject to election by holders of our common stock are elected by a plurality of the shares of our common stock represented in person or by proxy at any meeting at which a quorum is present and entitled to vote on the election of directors. There are no cumulative voting rights.

The affirmative vote of the holders of 75% or more of the combined voting power of the outstanding shares entitled to vote will be necessary to approve any amendment to our Bylaws. Affirmative vote of the holders of at least 66 2/3% of the total voting power of the outstanding capital stock entitled to vote, voting together as a single class, will be necessary to approve any amendment to our Certificate of Incorporation relating to the number of and removal of directors, the classified nature of our Board, the manner of filling vacancies thereon, or the location of advance notice provisions relating to the election of directors in our Bylaws. Other amendments to our Bylaws and Certificate of Incorporation, and certain extraordinary transactions (such as a merger or consolidation involving us or a sale of all or substantially all of our assets), must be approved by a majority of our outstanding common stock entitled to vote, provided that, except as otherwise required by law, our common stock is not entitled to vote on any amendment of our Certificate of Incorporation or to a preferred stock certificate of designation that relates solely to one or more outstanding series of preferred stock if the holders of such series are entitled, either separately or together with the holders of one or more other series of preferred stock, to vote on that matter as a separate class pursuant to our Certificate of Incorporation or a preferred stock certificate of designation or pursuant to the DGCL as currently in effect or as the same may be amended.

Liquidation Rights

If we liquidate, dissolve or wind-up our business, whether voluntarily or not, our common stockholders would share equally in the distribution of all assets remaining after payment to creditors and any liquidation preference owed to any then-outstanding preferred stockholders.

Preemptive Rights

Our common stock has no preemptive or similar rights.

Listing

The shares of our common stock are listed on the NASDAQ Global Market under the symbol “VRTS.”

Stockholder Liability

Delaware law provides that no stockholder, including holders of preferred stock, shall be personally liable for our acts and obligations and that our funds and property shall be the only recourse for these acts or obligations.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Broadridge Corporate Issuer Solutions, Inc.

Anti-Takeover Provisions

Certificate of Incorporation; Bylaws

Our Certificate of Incorporation and Bylaws contain provisions that could make more difficult the acquisition of us by means of a tender offer, a proxy contest or otherwise. These provisions are summarized below.

Classes of Preferred Stock. Under our Certificate of Incorporation, our Board has the full authority permitted by Delaware law to determine the voting rights, if any, and designations, preferences and rights of shares of each series and the qualifications, limitations and restrictions, which may be greater than those of our common stock. The effects of the issuance of a new series or class of preferred stock might include, among other things, restricting dividends on our common stock, diluting the voting power of our common stock, impairing the liquidation rights of our common stock, or delaying or preventing a change in control of the Company.

Removal of Directors; Filling Vacancies. Our Certificate of Incorporation and Bylaws provide that directors may be removed only for cause and only upon the affirmative vote of holders of at least a majority of the combined voting power of all the outstanding capital stock entitled to vote generally in the election of directors. Additionally, subject to the rights of the holders of any class or series of preferred stock, if any, to elect additional directors under specified circumstances, only our Board will be authorized to fix the number of directors and to fill any vacancies on our Board. These provisions could make it more difficult for a potential acquirer to gain control of our Board.

Stockholder Action. Our Certificate of Incorporation and Bylaws provide that stockholder action can be taken only at an annual or special meeting of stockholders and may not be taken by written consent in lieu of a meeting. Our Certificate of Incorporation and Bylaws provide that special meetings of stockholders can be called only by our Chairperson of the Board or pursuant to a resolution adopted by our Board. Stockholders are not permitted to call a special meeting or to require that the Board call a special meeting of stockholders.

Advance Notice Procedures. Our Bylaws establish an advance notice procedure for stockholders to make nominations of candidates for election as directors, or bring other business before an annual or special meeting of stockholders. This notice procedure provides that only persons who are nominated by, or at the direction of our Board, the Chairperson of the Board, or by a stockholder who has given timely written notice to our Secretary prior to the meeting at which directors are to be elected, will be eligible for election as directors. This procedure also requires that, in order to raise matters at an annual or special meeting, those matters be raised before the meeting pursuant to the notice of meeting we deliver or by, or at the direction of, our Chairperson or by a stockholder who is entitled to vote at the meeting and who has given timely written notice to our Secretary of his or her intention to raise those matters at the annual meeting. If our Chairperson determines that a person was not nominated, or other business was not proposed to be brought before the meeting, in accordance with the notice procedure, that person will not be eligible for election as a director, or that business will not be conducted at the meeting.

Classified Board of Directors. Our Certificate of Incorporation provides for our Board to be divided into three classes of directors, as nearly equal in number as possible, serving staggered terms. Approximately one-third of our Board will be elected each year. Under Section 141 of the DGCL, directors serving on a classified Board can only be removed for cause. Our Board consists of eight directors. The three Class I directors have a term expiring in 2018, the two Class II directors have a term expiring in 2019 and the three Class III directors have a term expiring in 2017. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the directors of the same class whose terms are then expiring.

The provision for a classified Board could prevent a party that acquires control of a majority of the outstanding voting stock from obtaining control of our Board until the second annual stockholders meeting following the date the acquiror obtains the controlling stock interest. The classified Board provision could have the effect of discouraging a potential acquiror from making a tender offer for our shares or otherwise attempting to obtain control of us and could increase the likelihood that our incumbent directors will retain their positions. We believe that a classified Board will help to assure the continuity and stability of our Board and our business strategies and policies as determined by our Board, because a majority of the directors at any given time will have prior experience on our Board. The classified Board provision should also help to ensure that our Board, if confronted with an unsolicited proposal from a third party that has acquired a block of our voting stock, will have sufficient time to review the proposal and appropriate alternatives and to seek the best available result for all stockholders.

Amendments. Our Certificate of Incorporation provides that the affirmative vote of the holders of at least 66 2⁄3% of the total voting power of the outstanding capital stock entitled to vote, voting together as a single class, is required to amend the provisions of our Certificate of Incorporation relating to the number and removal of our directors, the classified nature of our Board and the manner of filling vacancies thereon, or the location of advance notice provisions relating to the election of directors in our Bylaws. Our Bylaws further provide that our Bylaws may be amended by our Board or by the affirmative vote of the holders of 75% or more of the combined voting power of the outstanding shares entitled to vote.

Delaware Law

We are also subject to the provisions of Delaware law described below regarding business combinations with interested stockholders.

Section 203 of the DGCL applies to a broad range of business combinations between a Delaware corporation and an interested stockholder. The Delaware law definition of “business combination” includes mergers, sales of assets, issuances of voting stock and certain other transactions. An “interested stockholder” is defined as any person who owns, directly or indirectly, 15% or more of the outstanding voting stock of a corporation, or within the last three years owned 15% or more of a corporation’s stock and is presently an affiliate or associate of that corporation.

Section 203 of the DGCL prohibits a corporation from engaging in a business combination with an interested stockholder for a period of three years following the date on which the stockholder became an interested stockholder, unless:

•	the board of directors approved the business combination before the stockholder became an interested stockholder, or the board of directors approved the transaction that resulted in the stockholder becoming an interested stockholder;

•	upon completion of the transaction which resulted in the stockholder becoming an interested stockholder, such stockholder owned at least 85% of the voting stock outstanding when the transaction began other than shares owned by (i) directors who are also officers and (ii) certain employee stock plans; or

•	the board of directors approved the business combination after the stockholder became an interested stockholder and the business combination was approved at an annual or special meeting of stockholders by at least 66 2⁄3% of the outstanding voting stock not owned by such stockholder.

These limitations on business combinations with interested stockholders do not apply to a corporation that does not have a class of stock listed on a national securities exchange, authorized for quotation on an interdealer quotation system of a registered national securities association or held of record by more than 2,000 stockholders.

DESCRIPTION OF PREFERRED STOCK

The following description of the terms of our preferred stock is only a summary. The specific terms of any series of preferred stock will be described in the applicable prospectus supplement. This description and the description contained in any prospectus supplement are subject to and qualified in their entirety by reference to our Certificate of Incorporation, which will include the certificate of designation relating to each series of preferred stock, our Bylaws, and the DGCL.

General

Our charter provides that we may issue up to 250,000,000 shares of preferred stock, $0.01 par value per share. As of December 21, 2016, no shares of our preferred stock were issued and outstanding.

The following description of the preferred stock sets forth general terms and provisions of the preferred stock to which any prospectus supplement may relate. The statements below describing the preferred stock are in all respects subject to and qualified in their entirety by reference to the applicable provisions of our Certificate of Incorporation and Bylaws and any applicable certificates of designation of a series of preferred stock which may differ from the terms we describe below. The issuance of preferred stock could adversely affect the voting power, dividend rights and other rights of holders of common stock.

Terms

Prior to issuance of shares of each class or series of preferred stock, our Board is required by the DGCL and our charter to fix the terms, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms or conditions of redemption for each class or series.

Reference is made to the applicable prospectus supplement relating to the series of preferred stock offered thereby for the specific terms thereof, including:

•	the title and stated value of the preferred stock;

•	the number of shares of the series of preferred stock, the liquidation preference per share of the preferred stock and the offering price of the preferred stock;

•	the dividend rate(s), period(s) and/or payment day(s) or method(s) of calculation thereof applicable to the preferred stock;

•	the date from which dividends on the preferred stock shall accumulate, if applicable;

•	the procedures for any auction and remarketing, if any, for the preferred stock;

•	the provision for a sinking fund, if any, for the preferred stock;

•	the provision for redemption, if applicable, of the preferred stock;

•	any listing of the preferred stock on any securities exchange;

•	the terms and conditions, if applicable, upon which the preferred stock may or will be convertible into our common stock, including the conversion price or manner of calculation thereof;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs;

•	whether depositary shares representing the preferred stock will be offered and, if so, the fraction or multiple of a share that each depositary share will represent;

•	a discussion of U.S. federal income tax considerations applicable to the preferred stock; and

•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

Rank

Unless otherwise specified in the applicable certificate of designation and described in the applicable prospectus supplement, the preferred stock will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of our company, rank:

(a)	senior to all classes or series of common stock and to all capital stock issued by us the terms of which provide that the capital stock shall rank junior to the preferred stock;

(b)	on a parity with all capital stock issued by us other than those referred to in clauses (a) and (c); and

(c)	junior to all capital stock issued by us which the terms of the preferred stock provide will rank senior to it.

Dividends

Unless otherwise specified in the certificate of designation and described in the applicable prospectus supplement, the preferred stock will have the rights with respect to payment of dividends set forth below.

Holders of the preferred stock of each series will be entitled to receive, when, as and if authorized by our Board and declared by us, out of our assets legally available for payment, cash dividends in the amounts and on the dates as will be set forth in, or pursuant to, the certificate of designation and described in the applicable prospectus supplement. Each dividend shall be payable to holders of record as they appear on our share transfer books on the record dates as shall be fixed by our Board.

Dividends on any series of preferred stock may be cumulative or non-cumulative, as provided in the certificate of designation and described in the applicable prospectus supplement. Dividends, if cumulative, will be cumulative from and after the date set forth in the certificate of designation and described in the applicable prospectus supplement. If the Board fails to authorize a dividend payable on a dividend payment date on any series of preferred stock for which dividends are non-cumulative, then the holders of this series of preferred stock will have no right to receive a dividend in respect of the related dividend period and we will have no obligation to pay the dividend accrued for the period, whether or not dividends on this series of preferred stock are declared payable on any future dividend payment date.

If preferred stock of any series is outstanding, no full dividends will be declared and paid or declared and set apart for payment on any of our capital stock of any other series ranking, as to dividends, on a parity with or junior to the preferred stock of this series for any period unless:

•	if this series of preferred stock has a cumulative dividend, full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart; or

•	if this series of preferred stock does not have a cumulative dividend, full dividends for the then current dividend period have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart.

When dividends are not paid in full or a sum sufficient for the full payment is not so set apart upon preferred stock of any series and the shares of any other series of preferred stock ranking on a parity as to dividends with the preferred stock of this series, all dividends declared upon the preferred stock of this series and any other series of preferred stock ranking on a parity as to dividends with the preferred stock shall be declared pro rata so that the amount of dividends declared per share of preferred stock of this series and the other series of preferred stock shall in all cases bear to each other the same ratio that accrued dividends per share on the preferred stock of this series and the other series of preferred stock, which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if the preferred stock does not have a cumulative dividend, bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on preferred stock of this series which may be in arrears.

Except as provided in the immediately preceding paragraph, unless (a) if this series of preferred stock has a cumulative dividend, full cumulative dividends on the preferred stock of this series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods, and (b) if this series of preferred stock does not have a cumulative dividend, full dividends on the preferred stock of this series have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for the then current dividend period, no dividends, other than in shares of common stock or other capital stock ranking junior to the preferred stock of this series as to dividends and upon liquidation, shall be declared and paid or declared and set aside for payment or other distribution shall be declared and made upon the common stock, or any of our other capital stock ranking junior to or on a parity with the preferred stock of this series as to dividends or upon liquidation, nor shall any shares of common stock, or any other of our capital stock ranking junior to or on a parity with the preferred stock of this series as to dividends or upon liquidation, be redeemed, purchased or otherwise acquired for any consideration or any moneys be paid to or made available for a sinking fund for the redemption of any of the shares by us except by conversion into or exchange for other of our capital stock ranking junior to the preferred stock of this series as to dividends and upon liquidation.

Redemption

The terms on which any series of preferred stock may be redeemed will be described in the applicable prospectus supplement. All shares of preferred stock that we redeem, purchase or acquire, including shares surrendered for conversion or exchange, will be cancelled and restored to the status of authorized but unissued shares of preferred stock unless otherwise provided in the certificate of designation creating the class or series of preferred stock.

Liquidation Preference

Upon any voluntary or involuntary liquidation, dissolution or winding up of our affairs, before any distribution or payment shall be made to the holders of any common stock or any other class or series of our capital stock ranking junior to the preferred stock of this series, the holders of the preferred stock shall be entitled to receive out of our assets of our company legally available for distribution to stockholders liquidating distributions in the amount of the liquidation preference per share that is set forth in the certificate of designation and described in the applicable prospectus supplement, plus an amount equal to all dividends accumulated and unpaid thereon, which shall not include any accumulation in respect of unpaid dividends for prior dividend periods if the preferred stock does not have a cumulative dividend. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred stock will have no rights or claim to any of our remaining assets. In the event that, upon any voluntary or involuntary liquidation, dissolution or winding up, our available assets are insufficient to pay the amount of the liquidating distributions on all outstanding preferred stock of this series and the corresponding amounts payable on all shares of other classes or series of capital stock of our company ranking on a parity with the preferred stock in the distribution of assets, then the holders of the preferred stock and all other classes or series of capital stock shall share ratably in any distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

Voting Rights

Holders of preferred stock will not have any voting rights, except as from time to time as required by law, or as otherwise provided in the certificate of designation or the resolutions establishing such series and as described in the applicable prospectus supplement.

Conversion Rights

The terms and conditions, if any, upon which any series of preferred stock is convertible into shares of common stock will be set forth in the certificate of designation and described in the applicable prospectus supplement. The terms will include the number of shares of common stock into which the shares of preferred stock are convertible, the conversion price, or manner of calculation thereof, the conversion period, provisions as to whether conversion will be at the option of the holders of our preferred stock or us, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of the preferred stock.

Stockholder Liability

Delaware law provides that no stockholder, including holders of preferred stock, shall be personally liable for our acts and obligations and that our funds and property shall be the only recourse for these acts or obligations.

DESCRIPTION OF DEPOSITARY SHARES

The following description of the terms of the depositary shares is only a summary. This description is subject to, and qualified in its entirety by reference to, the provisions of the deposit agreement, our charter and the form of certificate of designation for the applicable series of preferred stock, which will be described in the applicable prospectus supplement and may differ from the terms we describe below.

General

We may, at our option, elect to offer depositary shares rather than full shares of preferred stock. In the event such option is exercised, each of the depositary shares will represent ownership of and entitlement to all rights and preferences of a fraction of a share of preferred stock of a specified series (including dividend, voting, redemption and liquidation rights). The applicable fraction will be specified in the applicable prospectus supplement. The shares of preferred stock represented by the depositary shares will be deposited with a depositary named in the applicable prospectus supplement, under a deposit agreement among our company, the depositary and the holders of the certificates evidencing depositary shares, or depositary receipts. Depositary receipts will be delivered to those persons purchasing depositary shares in the offering. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

The summary of terms of the depositary shares contained in this prospectus does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the deposit agreement and the form of the certificate of designation for the applicable series of preferred stock which will be described in the applicable prospectus supplement and may differ from the terms we describe below.

Dividends

The depositary will distribute all cash dividends or other cash distributions received in respect of the series of preferred stock represented by the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by such holders on the relevant record date, which will be the same date as the record date fixed by our company for the applicable series of preferred stock. The depositary, however, will distribute only such amount as can be distributed without attributing to any depositary share a fraction of one cent, and any balance not so distributed will be added to and treated as part of the next sum received by the depositary for distribution to record holders of depositary receipts then outstanding.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts entitled thereto, in proportion, as nearly as may be practicable, to the number of depositary shares owned by such holders on the relevant record date, unless the depositary determines (after consultation with our company) that it is not feasible to make such distribution, in which case the depositary may (with the approval of our company) adopt any other method for such distribution as it deems equitable and appropriate, including the sale of such property (at such place or places and upon such terms as it may deem equitable and appropriate) and distribution of the net proceeds from such sale to such holders.

No distribution will be made in respect of any depositary share to the extent that it represents any preferred stock converted into excess stock.

Liquidation Preference

In the event of the liquidation, dissolution or winding up of the affairs of our company, whether voluntary or involuntary, the holders of each depositary share will be entitled to the fraction of the liquidation preference accorded each share of the applicable series of preferred stock as described in the applicable prospectus supplement.

Redemption

If the series of preferred stock represented by the applicable series of depositary shares is redeemable, such depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of preferred stock held by the depositary. Whenever we redeem any preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the preferred stock so redeemed. The depositary will mail the notice of redemption promptly upon receipt of such notice from us and not less than 30 nor more than 60 days prior to the date fixed for redemption of the preferred stock and the depositary shares to the record holders of the depositary receipts.

Voting

Promptly upon receipt of notice of any meeting at which the holders of the series of preferred stock represented by the applicable series of depositary shares are entitled to vote, the depositary will mail the information contained in such notice of meeting to the record holders of the depositary receipts as of the record date for such meeting. Each such record holder of depositary receipts will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by such record holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote such preferred stock represented by such depositary shares in accordance with such instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting any of the preferred stock to the extent that it does not receive specific instructions from the holders of such depositary receipts.

Withdrawal of Preferred Stock

Upon surrender of depositary receipts at the principal office of the depositary and payment of any unpaid amount due the depositary, and subject to the terms of the deposit agreement, the owner of the depositary shares evidenced thereby is entitled to delivery of the number of whole shares of preferred stock and all money and other property, if any, represented by such depositary shares. Partial shares of preferred stock will not be issued. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to such holder at the same time a new depositary receipt evidencing such excess number of depositary shares. Holders of preferred stock thus withdrawn will not thereafter be entitled to deposit such shares under the deposit agreement or to receive depositary receipts evidencing depositary shares therefor.

Amendment and Termination of Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time and from time to time be amended by agreement between our company and the depositary. However, any amendment which materially and adversely alters the rights of the holders (other than any change in fees) of depositary shares will not be effective unless such amendment has been approved by at least a majority of the depositary shares then outstanding. No such amendment may impair the right, subject to the terms of the deposit agreement, of any owner of any depositary shares to surrender the depositary receipt evidencing such depositary shares with instructions to the depositary to deliver to the holder of the depositary receipts all money and other property, if any, represented thereby, except in order to comply with mandatory provisions of applicable law.

The deposit agreement will be permitted to be terminated by our company upon not less than 30 days’ prior written notice to the applicable depositary if a majority of each series of preferred stock affected by such termination consents to such termination. Upon such termination, the depositary will be required to deliver or make available to each holder of depositary receipts, upon surrender of the depositary receipts held by such holder, such number of whole or fractional shares of preferred stock as are represented by the depositary shares evidenced by such depositary receipts together with any other property held by such depositary with respect to such depositary receipts. In addition, the deposit agreement will automatically terminate if (i) all outstanding depositary shares thereunder shall have been redeemed, (ii) there shall have been a final distribution in respect of the related preferred stock in connection with any liquidation, dissolution or winding-up of our company and such distribution shall have been distributed to the holders of depositary receipts evidencing the depositary shares representing such preferred stock or (iii) each share of the related preferred stock shall have been converted into stock of our company not so represented by depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and initial issuance of the depositary shares, and redemption of the preferred stock and all withdrawals of preferred stock by owners of depositary shares. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and certain other charges as are provided in the deposit agreement. In certain circumstances, the depositary may refuse to transfer depositary shares, may withhold dividends and distributions, and may sell the depositary shares of certain holders of depositary receipts if such charges are not paid by such holders.

Miscellaneous

The depositary will forward to the holders of depositary receipts all reports and communications from us which are delivered to the depositary and which we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications received from us which are received by the depositary as the holder of preferred stock.

Neither the depositary nor our company assumes any obligation or will be subject to any liability under the deposit agreement to holders of depositary receipts other than for its negligence or willful misconduct. Neither the depositary nor our company will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. The obligations of our company and the depositary under the deposit agreement will be limited to performance in good faith of their duties thereunder, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. Our company and the depositary may rely on written advice of counsel or accountants, on information provided by holders of the depositary receipts or other persons believed in good faith to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

In the event the depositary shall receive conflicting claims, requests or instructions from any holders of depositary receipts, on the one hand, and our company, on the other hand, the depositary shall be entitled to act on such claims, requests or instructions received from our company.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may at any time remove the depositary. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. Such successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000.

DESCRIPTION OF WARRANTS

The following description of the terms of the warrants is only a summary. This description is subject to, and qualified in its entirety by reference to, the provisions of the warrant agreement and warrants which will be described in the applicable prospectus supplement.

We may issue warrants for the purchase of common stock, preferred stock or depositary shares and may issue warrants independently or together with common stock, preferred stock or depositary shares or attached to or separate from such securities. We may issue each series of warrants directly to purchasers or under a separate warrant agreement between us and a warrant agent, as specified in the applicable prospectus supplement.

The warrant agent will act solely as our agent in connection with the warrants and will not act for or on behalf of warrant holders. The following sets forth certain general terms and provisions of the warrants that may be offered under this registration statement. Further terms of the warrants and the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will describe the terms of the warrants in respect of which this prospectus is being delivered, including, where applicable, the following:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the type and number of securities purchasable upon exercise of such warrants;

•	the designation and terms of the other securities, if any, with which such warrants are issued and the number of such warrants issued with each such offered security;

•	the date, if any, on and after which such warrants and the related securities will be separately transferable;

•	the price at which each security purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	the minimum or maximum amount of such warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	any anti-dilution protection;

•	a discussion of certain U.S. federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the transferability, exercise and exchange of such warrants.

Warrant certificates will be exchangeable for new warrant certificates of different denominations and warrants may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise or to any dividend payments or voting rights as to which holders of the shares of common stock or preferred stock purchasable upon such exercise may be entitled.

Each warrant will entitle the holder to purchase for cash such number of shares of common stock or preferred stock, at such exercise price as shall, in each case, be set forth in, or be determinable as set forth in, the applicable prospectus supplement relating to the warrants offered thereby. Unless otherwise specified in the applicable prospectus supplement, warrants may be exercised at any time up to the expiration date set forth in the applicable prospectus supplement. After the expiration date, unexercised warrants will be void.

Warrants may be exercised as set forth in the applicable prospectus supplement. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the capital stock purchasable upon such exercise. If less than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.

DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

The following description of the terms of the stock purchase contracts and stock purchase units is only a summary. This description is subject to, and qualified in its entirety by reference to, the provisions of the stock purchase contracts and stock purchase units agreements which will be described in the applicable prospectus supplement and may be different than the terms set forth below.

We may issue stock purchase contracts and stock purchase units for the purchase of shares of common stock or preferred stock. These stock purchase contracts and stock purchase units may be issued independently or together with any other security offered hereby and may or may not be transferable by the person receiving the stock purchase contracts and stock purchase units in such offering. In connection with any offering of stock purchase contracts and stock purchase units, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase all or a portion of any securities remaining unsubscribed for after such offering.

We may issue stock purchase contracts for a specified number of shares of common stock at a future date or dates. The price per share of common stock and the number of shares of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula stated in the stock purchase contracts.

The stock purchase contracts may be issued separately or as part of units that we call “stock purchase units.” Stock purchase units consist of a stock purchase contract and either our debt securities or debt obligations of third parties, including United States treasury securities, securing the holders’ obligations to purchase the common stock under the stock purchase contracts.

The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and these payments may be unsecured or refunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner.

We may enter into derivative transactions or forward sale agreements on shares of securities with third parties. In such event, we may loan or pledge the shares underlying such transactions to the counterparties under such agreements, to secure our delivery obligation. The counterparties or third parties may borrow shares of securities from us or third parties and sell such shares in a public offering. This prospectus may be delivered in conjunction with such sales. Upon settlement of such transactions, we may deliver shares of securities to the counterparties that, in turn, the counterparties may deliver to us or third parties, as the case may be, to close out the open borrowings of securities. The counterparty in such transactions will be an underwriter and will be identified in the applicable prospectus supplement.

The applicable prospectus supplement will describe the specific terms of the stock purchase contracts or stock purchase units. The descriptions in the applicable prospectus supplement will only be summaries, and you should read the stock purchase contracts and, if applicable, the collateral or depositary arrangements relating to the stock purchase contracts and stock purchase units. Material United States federal income tax considerations applicable to the stock purchase contracts and the stock purchase units will also be discussed in the applicable prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

The following description of the terms of our debt securities is only a summary. The specific terms of any series of debt securities will be governed by the applicable indenture and described in the applicable prospectus supplement, which such terms may differ from those set forth below.

We may offer any combination of senior debt securities or subordinated debt securities. We may issue the senior debt securities and the subordinated debt securities under separate indentures between us, as issuer, and the trustee or trustees identified in the applicable prospectus supplement. Further information regarding the trustee may be provided in the applicable prospectus supplement. The form for each type of indenture is filed as an exhibit to the registration statement of which this prospectus is a part. We use the term “indentures” in this prospectus to refer to both the senior indenture and the subordinated indenture. The indentures will be qualified under the Trust Indenture Act of 1939, as amended, or the Trust Indenture Act. We use the term “debenture trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are not complete and are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities. The applicable prospectus supplement will describe the particular terms of any debt securities we may offer and may supplement the terms summarized below. We urge you to read the applicable prospectus supplements related to the debt securities that we may sell under this prospectus, as well as the indenture that contains the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.

General

Within the total dollar amount of this shelf registration statement, we may issue an unlimited principal amount of debt securities in separate series. We may specify a maximum aggregate principal amount for the debt securities of any series. The debt securities will have terms that are consistent with the indentures. Senior debt securities will be unsubordinated obligations and will rank equal with all our other unsubordinated debt, other than any unsecured debt expressly designated by the holders thereof to be subordinate to its senior debt securities. Subordinated debt securities will be paid only if all payments due under our senior indebtedness, including any outstanding senior debt securities, have been made. In addition, unless otherwise specified in the applicable prospectus supplement, the debt securities will be structurally subordinated to all existing and future liabilities, including trade payables, of our subsidiaries, and the claims of creditors of those subsidiaries, including trade creditors, will have priority as to the assets and cash flows of those subsidiaries.

The indentures may or may not limit the amount of other debt that we may incur or whether that debt is senior to the debt securities offered by this prospectus, and may or may not contain financial or similar restrictive covenants. The indentures may or may not contain any provision to protect holders of debt securities against a sudden or dramatic decline in our ability to pay our debt.

The applicable prospectus supplement will describe the debt securities, the price or prices at which we will offer the debt securities and the other terms of the debt securities which may include:

•	the title;

•	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of debt securities in global form, the terms and who the depositary will be;

•	the maturity date;

•	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•	the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place where payments will be payable;

•	restrictions on transfer, sale or other assignment, if any;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	whether the indenture will restrict our ability or the ability of our subsidiaries to:

•	incur additional indebtedness;

•	issue additional securities;

•	create liens;

•	pay dividends or make distributions in respect of our capital stock or the capital stock of our subsidiaries;

•	redeem capital stock;

•	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

•	make investments or other restricted payments;

•	sell or otherwise dispose of assets;

•	enter into sale-leaseback transactions;

•	engage in transactions with stockholders or affiliates;

•	issue or sell stock of our subsidiaries; or

•	effect a consolidation or merger;

•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

•	a discussion of certain material or special United States federal income tax considerations applicable to the debt securities;

•	information describing any book-entry features;

•

whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code, or

whether the debt securities are sold in a package with another security and the allocation of the offering price between the two securities may have the effect of offering the debt security at such an original issue discount;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $2,000 and any greater integral multiple of $1,000; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations.

Conversion or Exchange Rights

We will set forth in the applicable prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

Consolidation, Merger or Sale

The indentures do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquiror of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate. If the debt securities are convertible for our other securities or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

Unless otherwise specified in the applicable indenture and prospectus supplement, the following will be events of default under the indentures with respect to any series of debt securities that we may issue:

•	if we fail to pay any interest when due and payable and such failure continues for a period of 90 days and the time for payment has not been extended or deferred;

•	if we fail to pay the principal or any premium when due and payable and the time for payment has not been extended or delayed;

•	if we fail to deposit any sinking fund payment when and due and the time for payment has not been extended or delayed;

•	if we fail to perform or breach any other covenant or warranty contained in the debt securities or the indentures, other than a covenant or warranty included solely for the benefit of a different series of debt securities, and such failure continues for a period of 90 days after we receive a written notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur with respect to us.

The applicable indenture may include, and the applicable prospectus supplement will describe, any additional events of default.

If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, the premium on, if any, and the accrued interest, if any, on all the debt securities of such series to be due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount and accrued interest, if any, of each issue of debt securities then outstanding shall automatically become due and payable without any notice or other action on the part of the debenture trustee or any holder.

The holders of a majority in principal amount of the outstanding debt securities of an affected series, by a written notice to us and the debenture trustee, may waive any default or event of default with respect to such series and its consequences, except defaults or events of default regarding payment of principal of, the premium on, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered to the debenture trustee, reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•	subject to its duties under the Trust Indenture Act, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

•	the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceedings as trustee;

•	for 90 days after its receipt of such notice, request and offer of reasonable indemnity, the debenture trustee has failed to institute any such proceeding; and

•	the debenture trustee has not been given any direction inconsistent with such written request during such 90 days by the holders of a majority in aggregate principal amount of the outstanding debt securities of that series.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal of, the premium on, if any, or the interest on, the debt securities.

We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in and the absence of default under the indentures.

Modification of Indenture; Waiver

We and the debenture trustee may enter into supplemental indentures without the consent of any holders of outstanding debt securities with respect to specific matters including:

•	to evidence the succession of another person and the assumption by any such successor of our covenants in the indenture and in the debt securities;

•	to add to our covenants for the protection of the holders of all or any series of debt securities or to surrender any right or power herein conferred upon us;

•	to add any additional events of default for the protection of the holders of all or any series of debt securities;

•	to add to or change any of the provisions to such extent as shall be necessary to permit or facilitate the issuance of debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of debt securities in uncertificated form;

•	to add to, change or eliminate any of the provisions in respect of one or more series of debt securities, provided that any such addition, change or elimination (i) shall neither (A) apply to any debt security of any series created prior to the execution of the supplemental indenture and entitled to the benefit of such provision nor (B) modify the rights of the holder of any such debt security with respect to such provision or (ii) shall become effective only when there is no such security outstanding;

•	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as permitted by the indenture, and to add to the rights of the holders of debt securities of any series;

•	to evidence and provide for the acceptance of appointment by a successor debenture trustee and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the administration of the trusts by more than one debenture trustee, pursuant to the requirements of the indenture; and

•	to cure any ambiguity, to correct or supplement any provision which may be defective or inconsistent, or to make any other provisions with respect to matters or questions arising under the indenture, provided that such action shall not adversely affect the interests of the holders of debt securities of any series in any material respect.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the debenture trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

•	extending the fixed maturity of the principal of, or any installment of principal of or interest on, any debt securities, or reducing the principal amount or the interest rate or any premium payable upon the redemption;

•	reducing the percentage in principal amount of the debt securities, the consent of whose holders is required for any such supplemental indenture or for any waiver provided for in the indenture; or

•	modifying any of the provisions of the indenture related to supplemental indentures with the consent of holders and waiver of past defaults and certain other covenants.

Discharge

Each indenture provides that we can elect to be discharged from our obligations under such indenture with respect to one or more series of debt securities, except for any surviving rights of registration of transfer or exchange of debt securities expressly provided for.

We may elect to be discharged from any and all future obligations with respect to debt securities of a particular series when:

•	either (i) all authenticated and delivered debt securities have been delivered to the debenture trustee for cancellation; or (ii) all such debt securities not delivered for cancellation (A) have become due and payable, or (B) will become due and payable at their maturity within one year, or (C) are to be called for redemption within one year, and we have deposited an amount sufficient to pay and discharge the entire indebtedness on such debt securities for principal and any premium and interest;

•	we have paid all other sums payable under the indenture and the debt securities; and

•	we have delivered to the debenture trustee the required officers’ certificate and opinion of counsel.

Form, Exchange and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $2,000 and any greater integral multiple of $1,000. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or any depositary named by us and identified in the applicable prospectus supplement with respect to that series. At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, no service charge will be made for any registration of transfer or exchange of the debt securities, but we may require payment of any taxes or other governmental charges that may be imposed in connection with any registration of transfer or exchange of such debt securities.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee undertakes to perform only those duties as are specifically set forth in the applicable indenture. The debenture trustee is under no obligation to exercise any of the powers given to it by the indentures at the request of any holder of debt securities unless it is offered reasonable security or indemnity against the costs, expenses and liabilities that it might incur. The debenture trustee, as well as any material relationships it has with us or our affiliates, will be identified in the applicable prospectus supplement relating to debt securities.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in an applicable prospectus supplement, we will designate the corporate trust office of the debenture trustee as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal of, the premium on, if any, or the interest, if any, on such debt securities has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

Subordination of Subordinated Debt Securities

The subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in an applicable prospectus supplement and the applicable supplemental indenture related to such subordinated debt securities. Such indenture does not limit the amount of subordinated debt securities that we may issue. It also does not limit us from issuing any other secured or unsecured debt.

PLAN OF DISTRIBUTION

We may sell the offered securities:

•	directly to purchasers,

•	through agents,

•	through dealers,

•	to or through underwriters,

•	directly to our stockholders, or

•	through a combination of any of these methods of sale.

An applicable prospectus supplement relating to a series of the offered securities, if any, will set forth its offering terms, including the name or names of any underwriters, dealers or agents, the purchase price of the offered securities and the proceeds to us from the sale, any underwriting discounts, commissions and other items constituting underwriters’ compensation, any initial public offering price and any underwriting discounts, commissions and other items allowed or reallowed or paid to dealers or agents and any securities exchanges on which the offered securities may be listed.

We may use one or more underwriters in the sale of the offered securities, in which case the offered securities will be acquired by the underwriter or underwriters for their own account and may be resold from time to time in one or more transactions either:

•	at a fixed price or prices, which may be changed,

•	at market prices prevailing at the time of sale,

•	at prices related to the prevailing market prices, or

•	at negotiated prices.

Offerings of securities covered by this prospectus may also be made into an existing trading market for such securities in transactions at other than a fixed price, either:

•	on or through the facilities of NASDAQ or any other securities exchange or quotation or trading service on which such securities may be listed, quoted or traded at the time of sale; and/or

•	to or through a market maker otherwise than on NASDAQ or such other securities exchanges or quotation or trading services.

Such at-the-market offerings, if any, may be conducted by underwriters acting as principal or our agent, who may also be third-party sellers of securities as described above.

In addition, we may sell some or all of the securities covered by this prospectus through:

•	purchases by a dealer, as principal, who may then resell those securities to the public for its account at varying prices determined by the dealer at the time of resale or at a fixed price agreed to with us at the time of sale;

•	block trades in which a dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction; and/or

•	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers.

We may directly solicit offers to purchase offered securities. Agents designated by us from time to time may also solicit offers to purchase offered securities. Any agent designated by us, who may be deemed to be an

“underwriter” as that term is defined in the Securities Act, involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth in an applicable prospectus supplement, if any. Unless otherwise indicated in any applicable prospectus supplement, any agent will be acting on a best efforts basis.

If a dealer is utilized in the sale of the offered securities in respect of which this prospectus is delivered, we will sell the offered securities to the dealer, as principal. The dealer, who may be deemed to be an “underwriter” as that term is defined in the Securities Act, may then resell the offered securities to the public at varying prices to be determined by the dealer at the time of resale.

If an underwriter is, or underwriters are, used in the sale, we will execute an underwriting agreement with the underwriters at the time of sale to the underwriters. The names of the underwriters will be set forth in an applicable prospectus supplement, if any, which will be used by the underwriter to make resales of the offered securities in respect of which this prospectus is delivered to the public. In connection with the sale of the offered securities, the underwriter may be deemed to have received compensation from us in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the offered securities for whom they may act as agents. Underwriters may also sell the offered securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.

If so indicated in any applicable prospectus supplement, we will authorize underwriters, dealers or other persons to solicit offers by certain institutions to purchase offered securities from us at the public offering price set forth in any applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date or dates. Institutions with which these contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others. The obligations of any purchasers under any delayed delivery contracts will not be subject to any conditions except that:

•	the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject, and

•	if the offered securities are also being sold to underwriters, we will have sold to the underwriters the offered securities not sold for delayed delivery.

The underwriters, dealers and other persons will not have any responsibility in respect of the validity or performance of such delayed delivery contracts. An applicable prospectus supplement relating to the contracts, if any, will set forth the price to be paid for offered securities pursuant to the contracts, the commission payable for solicitation of the contracts and the date or dates in the future for delivery of offered securities pursuant to the contracts.

Offered securities may also be offered and sold, if so indicated in any applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more remarketing firms, acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in an applicable prospectus supplement, if any. Remarketing firms may be deemed to be underwriters in connection with their remarketing of offered securities.

Unless otherwise set forth in any applicable prospectus supplement, the obligations of underwriters to purchase the offered securities will be subject to certain conditions precedent, and such underwriters will be obligated to purchase all such securities, if any are purchased. In connection with the offering of securities, we may grant to the underwriters an option to purchase additional securities to cover over-allotments at the initial public offering price, with an additional underwriting commission, as may be set forth in any accompanying prospectus supplement. If we grant any over-allotment option, the terms of such over-allotment option will be set forth in an applicable prospectus supplement for such securities, if any.

Underwriters, dealers, remarketing firms and agents may be entitled, under agreements that may be entered into with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which they may be required to make in respect thereof. Underwriters, dealers, remarketing firms and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.

Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short-covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

The anticipated date of delivery of offered securities will be set forth in an applicable prospectus supplement relating to each offer, if any.

LEGAL MATTERS

Unless any applicable prospectus supplement indicates otherwise, the validity of the securities offered will be passed upon on behalf of Virtus by Willkie Farr & Gallagher LLP, New York, New York.

EXPERTS

The consolidated financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of RidgeWorth Holdings LLC as of December 31, 2015 and 2014 and for the two years in the period ended December 31, 2015, the consolidated financial statements of RidgeWorth Capital Management LLC as of May 30, 2014 and for the period January 1, 2014 to May 30, 2014, and the consolidated financial statements of RidgeWorth Capital Management, Inc. as of December 31, 2013 and for the year then ended, all appearing in Virtus Investment Partners, Inc.’s Current Report on Form 8-K dated December 22, 2016, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon and incorporated by reference herein. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by information included directly in this prospectus. Any statement contained in this prospectus or a document incorporated by reference in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is incorporated by reference in this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. We incorporate by reference the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act).

•	Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC on February 24, 2016;

•	Quarterly Reports on Form 10-Q for the quarter ended March 31, 2016, June 30, 2016 and September 30, 2016 filed with the SEC on May 3, 2016, August 9, 2016 and November 7, 2016;

•	Current Report on Form 8-K filed with the SEC on May 26, 2016, June 14, 2016, August 22, 2016 October 5, 2016, October 27, 2016, December 13, 2016, December 22, 2016 and December 22, 2016;

•	The portions of our definitive proxy statement on Schedule 14A filed on April 13, 2016 that are incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2015; and

•	The description of our common stock contained in our Registration Statement on Form 10 filed with the SEC on December 19, 2008, and any amendment or report filed for the purpose of updating such description.

We also incorporate by reference all additional documents that we file with the SEC that are made after the initial filing date of this registration statement of which this prospectus is a part and the effectiveness of the registration statement, as well as between the date of this prospectus and the termination of any offering of securities offered by this prospectus under the terms of:

•	Sections 13(a) and (c) of the Exchange Act;

•	Section 14 of the Exchange Act; and

•	Section 15(d) of the Exchange Act.

We are not, however, incorporating, in each case, any documents (or portions thereof) or information that is “furnished” but not “filed” for purposes of the Exchange Act.

We will provide a copy of any and all of the information that is incorporated by reference in this prospectus to any person, including any beneficial owner, to whom a prospectus is delivered, without charge, upon written or oral request. Written requests for copies should be directed to the following address:

Virtus Investment Partners, Inc. – Investor Relations

100 Pearl Street, 9th Floor

Hartford, Connecticut 06103

(800) 248-7971

WHERE YOU CAN FIND MORE INFORMATION

We are currently subject to the information requirements of the Exchange Act and in accordance therewith file periodic reports, proxy statements and other information with the SEC.

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities that may be sold under this prospectus. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information about us and the securities to be sold in this offering, please refer to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract, agreement or other document referred to, are not necessarily complete, and in each instance please refer to the copy of the contract, agreement or other document filed as an exhibit to the registration statement or as an exhibit to a document incorporated by reference in the registration statement, each statement being qualified in all respects by this reference.

Our periodic and current reports, and any amendments to those reports, are available, free of charge, as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC on our website: www.virtus.com. The information on our website is not incorporated by reference into this prospectus.

You may read and copy all or any portion of the registration statement or any reports, proxy statements and other information we file with the SEC at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of such material are also available by mail from the Public Reference Branch of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates.

Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms.

The SEC also maintains a web site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. These materials may be obtained electronically by accessing the SEC’s web site at http://www.sec.gov.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses expected to be incurred in connection with the sale and distribution of the securities being registered other than underwriting discounts and commissions, all of which are being borne by the Registrant.

SEC registration fee	$57,950
Legal fees and expenses	*
Accounting fees and expenses	*
Printing fees and expenses	*
Miscellaneous expenses	*

Total	*

*	These fees are calculated based on the number of issuances and amount of securities offered and, accordingly, cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers.

The registrant is incorporated under the laws of the State of Delaware. Section 145, or Section 145, of the DGCL, as the same exists or may hereafter be amended, provides that a Delaware corporation may indemnify any persons who were, are or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reasons of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided that such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer, director, employee or agent is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such officer or director has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him or her under Section 145.

Our Certificate of Incorporation and Bylaws provide for the mandatory indemnification of our directors and officers and the discretionary indemnification of our agents and other persons, to the maximum extent permitted by the DGCL. As permitted by sections 102 and 145 of the DGCL, our Certificate of Incorporation and Bylaws eliminate director personal liability for monetary damages to us and our stockholders arising from a breach of director fiduciary duty, other than for a breach of director duty of loyalty or for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, for any transaction from which the director derived an improper personal benefit, and except as otherwise provided under the DGCL.

Each member of the Board, including George R. Aylward, the President, Chief Executive Officer and one of our directors (each an “indemnitee”), has entered into an Indemnification Agreement with us. These Indemnification Agreements were approved by the Board and, among other things, provide that we, to the fullest extent permitted by the DGCL, indemnify the indemnitee against amounts and related expenses (including legal and other professional fees, excise taxes, fines or settlement amounts) that may be incurred by such person in connection with any claims or other proceedings that may result from such person’s service as one of our directors or officers or in such other capacities as we may request. The indemnification provided under the Indemnification Agreements is only provided if the indemnitee acted in good faith and in a manner reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action, suit or proceeding, had no reasonable cause to believe that his or her conduct was unlawful. In addition, each Indemnification Agreement provides for the advancement of expenses to the indemnitee subject to the conditions stated therein.

Item 16.	Exhibits.

Exhibit No.	Description

1.1	Form of Underwriting Agreement, if applicable.*

4.1	Second Amended and Restated Certificate of Incorporation of Virtus Investment Partners, Inc., dated December 18, 2008 (incorporated by reference to Exhibit 3.1 of the Registrant’s Amendment No. 4 to Form 10, filed December 19, 2008).

4.2	Certificate of Designations of Series A Non-Voting Convertible Preferred Stock and Series B Voting Convertible Preferred Stock of the Registrant, dated October 31, 2008 (incorporated by reference to Exhibit 4.2 of the Registrant’s Amendment No. 2 to Form 10, filed November 14, 2008).

4.3	Certificate of Amendment of the Certificate of Designations of Series A Non-Voting Convertible Preferred Stock and Series B Voting Convertible Preferred Stock of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant’s Quarterly Report on Form 10-Q, filed August 13, 2009).

4.4	Certificate of Designations of Series C Junior Participating Preferred Stock of the Registrant, dated December 29, 2008 (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed January 2, 2009).

4.5	Amended and Restated Bylaws of Virtus Investment Partners, Inc., adopted on January 28, 2010 (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed February 2, 2010).

4.6	Form of Certificate of Designation for Preferred Stock.*

4.7	Form of Certificate of Common Stock.*

4.8	Form of Certificate of Preferred Stock.*

4.9	Form of Warrant.*

4.10	Form of Warrant Agreement.*

4.11	Form of Deposit Agreement.*

Exhibit No.	Description

4.12	Form of Depositary Receipt.*

4.13	Form of Stock Purchase Contract.*

4.14	Form of Stock Purchase Unit*

4.15	Form of Debt Securities.*

4.16	Form of Indenture (incorporated by reference to Exhibit 4.16 of the Registrant’s Registration Statement on Form S-3 (File No. 333-189616), filed June 26, 2013).

4.17	Investment and Contribution Agreement by and among Phoenix Investment Management Company, Virtus Investment Partners, Inc. (f/k/a Virtus Holdings, Inc.), BMO Bankcorp, Inc. (f/k/a Harris Bankcorp, Inc.) and The Phoenix Companies, Inc., dated October 30, 2008 (incorporated by reference to Exhibit 10.8 of the Registrant’s Form 10-12B/A – Amendment No. 2 to Form 10, filed November 14, 2008).

5.1	Opinion of Willkie Farr & Gallagher LLP with respect to the legality of the securities being registered.**

12.1	Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends.*

23.1	Consent of PricewaterhouseCoopers LLP.**

23.2	Consent of Ernst & Young.**

23.3	Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

25.1	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Senior Trustee will be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.*

25.2	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Subordinated Trustee will be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.*

*	To be filed, if necessary, subsequent to the effectiveness of this registration statement as an exhibit to a Current Report on Form 8-K or other document to be incorporated by reference herein or to a post-effective amendment hereto, if applicable.
**	Filed herewith.

Item 17.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act and incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of the registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(d) The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Hartford, in the state of Connecticut, on December 22, 2016.

VIRTUS INVESTMENT PARTNERS, INC.

By:	/s/ MICHAEL A. ANGERTHAL
Name:	Michael A. Angerthal
Title:	Executive Vice President Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints George R. Aylward, Michael A. Angerthal and Mark S. Flynn and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and any additional related registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (including post-effective amendments to the registration statement and any such related registration statements), and to file the same, with all exhibits thereto, and any other documents in connection therewith, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on December 22, 2016.

Signature	Capacity

/s/ GEORGE R. AYLWARD George R. Aylward	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ MICHAEL A. ANGERTHAL Michael A. Angerthal	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

/s/ MARK C. TREANOR Mark C. Treanor	Director and Non-Executive Chairman

/s/ JAMES R. BAIO James R. Baio	Director

/s/ SUSAN S. FLEMING Susan S. Fleming	Director

/s/ TIMOTHY A. HOLT Timothy A. Holt	Director

Signature	Capacity

/s/ SHEILA HOODA Sheila Hooda	Director

/s/ MELODY L. JONES Melody L. Jones	Director

/s/ STEPHEN T. ZARRILLI Stephen T. Zarrilli	Director

INDEX TO EXHIBITS

Exhibit No.	Description

1.1	Form of Underwriting Agreement, if applicable.*

4.1	Second Amended and Restated Certificate of Incorporation of Virtus Investment Partners, Inc., dated December 18, 2008 (incorporated by reference to Exhibit 3.1 of the Registrant’s Amendment No. 4 to Form 10, filed December 19, 2008).

4.2	Certificate of Designations of Series A Non-Voting Convertible Preferred Stock and Series B Voting Convertible Preferred Stock of the Registrant, dated October 31, 2008 (incorporated by reference to Exhibit 4.2 of the Registrant’s Amendment No. 2 to Form 10, filed November 14, 2008).

4.3	Certificate of Amendment of the Certificate of Designations of Series A Non-Voting Convertible Preferred Stock and Series B Voting Convertible Preferred Stock of the Registrant (incorporated by reference to Exhibit 3.1 of the Registrant’s Quarterly Report on Form 10-Q, filed August 13, 2009).

4.4	Certificate of Designations of Series C Junior Participating Preferred Stock of the Registrant, dated December 29, 2008 (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed January 2, 2009).

4.5	Amended and Restated Bylaws of Virtus Investment Partners, Inc., adopted on January 28, 2010 (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed February 2, 2010).

4.6	Form of Certificate of Designation for Preferred Stock.*

4.7	Form of Certificate of Common Stock.*

4.8	Form of Certificate of Preferred Stock.*

4.9	Form of Warrant.*

4.10	Form of Warrant Agreement.*

4.11	Form of Deposit Agreement.*

4.12	Form of Depositary Receipt.*

4.13	Form of Stock Purchase Contract.*

4.14	Form of Stock Purchase Unit.*

4.15	Form of Debt Securities.*

4.16	Form of Indenture (incorporated by reference to Exhibit 4.16 of the Registrant’s Registration Statement on Form S-3 (File No. 333-189616), filed June 26, 2013).

4.17	Investment and Contribution Agreement by and among Phoenix Investment Management Company, Virtus Investment Partners, Inc. (f/k/a Virtus Holdings, Inc.), BMO Bankcorp, Inc. (f/k/a Harris Bankcorp, Inc.) and The Phoenix Companies, Inc., dated October 30, 2008 (incorporated by reference to Exhibit 10.8 of the Registrant’s Form 10-12B/A – Amendment No. 2 to Form 10, filed November 14, 2008).

5.1	Opinion of Willkie Farr & Gallagher LLP with respect to the legality of the securities being registered.**

12.1	Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends.*

23.1	Consent of PricewaterhouseCoopers LLP.**

23.2	Consent of Ernst & Young.**

Exhibit No.	Description

23.3	Consent of Willkie Farr & Gallagher LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

25.1	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Senior Trustee will be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.*

25.2	The Statement of Eligibility on Form T-1 under the Trust Indenture Act of 1939, as amended, of the Subordinated Trustee will be incorporated herein by reference from a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939.*

*	To be filed, if necessary, subsequent to the effectiveness of this registration statement as an exhibit to a Current Report on Form 8-K or other document to be incorporated by reference herein or to a post-effective amendment hereto, if applicable.
**	Filed herewith.